Exhibit 3.1

THE COMPANIES LAW (AS AMENDED)

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION

OF

ECMOHO LIMITED

(ADOPTED BY A SPECIAL RESOLUTION OF SHAREHOLDERS DATED NOVEMBER 23, 2018)

REF: YX/SSNC/E2208-H17292

THE COMPANIES LAW (AS AMENDED)

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

ECMOHO LIMITED

(ADOPTED BY A SPECIAL RESOLUTION OF SHAREHOLDERS DATED NOVEMBER 23, 2018)

1.	The name of the company is ECMOHO Limited (the “Company”).

2.

The registered office of the Company will be situated at the offices of Hermes Corporate Services Ltd., Fifth Floor, Zephyr House, 122 Mary Street, George Town, P.O. Box 31493 or at such other location as the Directors may from time to time determine.

3.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Law (as amended) of the Cayman Islands (the “Companies Law”).

4.

The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Law.

5.

The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.	The liability of the shareholders of the Company is limited to the amount, if any, unpaid on the shares respectively held by them.

7.

The authorised share capital of the Company is US$50,000 divided into (i) 4,880,496,457 Class A Ordinary Shares of a par value of US$0.00001 each, (ii) 9,519,000 Class A-1 Ordinary Shares of a par value of US$0.00001 each, (iii) 13,663,700 Class A-2 Ordinary Shares of a par value of US$0.00001 each, (iv) 75,150,400 Class B Ordinary Shares of a par value of US$0.00001 each and (iii) 21,170,443 Series A Preferred Shares of a par value of US$0.00001 each, provided always that subject to the Companies Law and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

1

8.	The Company may exercise the power contained in Section 206 of the Companies Law to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

2

THE COMPANIES LAW (AS AMENDED)

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

ECMOHO LIMITED

(ADOPTED BY A SPECIAL RESOLUTION OF SHAREHOLDERS DATED NOVEMBER 23, 2018)

i

PROHIBITED TRANSFERS	44

FOUNDER TRANSFERS	45

TERMINATION OF RIGHTS AND RESTRICTIONS	45

DRAG-ALONG OBLIGATION	45

GENERAL MEETINGS	47

NOTICE OF GENERAL MEETINGS	47

PROCEEDINGS AT GENERAL MEETINGS	48

VOTES OF SHAREHOLDERS	49

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS	50

DIRECTORS	50

ALTERNATE DIRECTOR	52

POWERS AND DUTIES OF DIRECTORS	52

PROTECTIVE PROVISIONS	54

BORROWING POWERS OF DIRECTORS	56

THE SEAL	56

DISQUALIFICATION OF DIRECTORS	57

PROCEEDINGS OF DIRECTORS	58

DIVIDENDS	60

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION	61

CAPITALISATION OF RESERVES	62

SHARE PREMIUM ACCOUNT	63

NOTICES	63

INDEMNITY	64

ii

NON-RECOGNITION OF TRUSTS	65

WINDING UP	65

AMENDMENT OF ARTICLES OF ASSOCIATION	66

CLOSING OF REGISTER OR FIXING RECORD DATE	66

REGISTRATION BY WAY OF CONTINUATION	67

MERGERS AND CONSOLIDATION	67

DISCLOSURE	67

iii

COMPANIES LAW (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

ECMOHO LIMITED

(ADOPTED BY A SPECIAL RESOLUTION OF SHAREHOLDERS DATED NOVEMBER 23, 2018)

TABLE A

The Regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Law shall not apply to ECMOHO Limited (the “Company”) and the following Articles shall comprise the Articles of Association of the Company.

INTERPRETATION

1.	In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject matter or context:

“Accruing Dividends” has the meaning given to it in Article 19.

“Additional Consideration” has the meaning given to it in Article 20(b)(iv).

“Additional Ordinary Shares” has the meaning given to it in Article 21(e)(i)(F).

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person.

“Articles” means these articles of association of the Company, as amended or substituted from time to time.

“Behealth Share Charge” means a first fixed legal charge of 9,393,800 Class B Ordinary Shares and all further shares and rights as described thereunder provided by Behealth Limited in favor of the Chargee as security for indebtedness due to the Chargee, pursuant to the share charge between Behealth Limited and the Chargee dated November 23, 2018 and including any amendments, supplements and replacements thereto.

“Available Proceeds” has the meaning given to it in Article 20(b)(ii)(B)(2).

“Branch Register” means any branch Register of such category or categories of Members as the Company may from time to time determine.

“Chargee” means Taipei Fubon Commercial Bank Co. Ltd., Hong Kong Branch, which expression shall include its successors or assignees.

“Class” or “Classes” means any class or classes of Shares as may from time to time be issued by the Company.

“Class A Ordinary Shares” means the class A ordinary shares of a par value of US$0.00001 per share, having the rights and being subject to the restrictions as provided for under these Articles with respect to such Share.

“Class A-1 Conversion Price” means initially the amount of US$0.687146, subject to adjustment as provided in Article 21(e).

“Class A-1 Ordinary Shares” means the class A-1 ordinary shares of a par value of US$0.00001 per share, having the rights and being subject to the restrictions as provided for under these Articles with respect to such Share.

“Class A-1 Original Issue Date” has the meaning given to it in Article 21(e).

“Class A-1 Original Issue Price” means US$0.687146 per share, subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Class A-1 Ordinary Shares.

“Class A-1 Redemption Date” has the meaning given to it in Article 25(c).

“Class A-1 Redemption Notice” has the meaning given to it in Article 25(c).

“Class A-1 Redemption Price” has the meaning given to it in Article 25(c).

“Class A-1 Redemption Request” has the meaning given to it in Article 25(c).

“Class A-2 Conversion Price” means initially the amount of US$1.756481, subject to adjustment as provided in Article 21(e).

“Class A-2 Ordinary Shares” means the class A-2 ordinary shares of a par value of US$0.00001 per share, having the rights and being subject to the restrictions as provided for under these Articles with respect to such Share.

“Class A-2 Original Issue Price” means US$1.756481 per share, subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Class A-2 Ordinary Shares.

“Class A-2 Original Issue Date” has the meaning given to it in Article 21(e).

“Class A-2 Redemption Date” has the meaning given to it in Article 25(b).

“Class A-2 Redemption Notice” has the meaning given to it in Article 25(b).

“Class A-2 Redemption Price” has the meaning given to it in Article 25(b).

“Class A-2 Redemption Request” has the meaning given to it in Article 25(b).

“Class B Ordinary Shares” means the class B ordinary shares of a par value of US$0.00001 per share, having the rights and being subject to the restrictions as provided for under these Articles with respect to such Share.

“Companies Law” means the Companies Law (as amended) of the Cayman Islands.

“Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the health and wellness related e-commerce industry in the Chinese market, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than twenty percent (20%) of the outstanding equity of any Competitor.

“Convertible Securities” has the meaning given to it in Article 21(e)(i)(E).

“Conversion Price” means any of the Series A Conversion Price, Class A-2 Conversion Price and Class A-1 Conversion Price, as the context so requires.

“Co-Sale Notice” has the meaning given to it in Article 74.

“Co-Sale Pro Rata Portion” has the meaning given to it in Article 74(a).

“Co-Sale Right Holder” has the meaning given to it in Article 74.

“Co-Sale Right Period” has the meaning given to it in Article 74.

“Deemed Liquidation Event” has the meaning given to it in Article 20(b)(i).

“Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Ordinary Shares, including options and warrants.

“Directors” or “Board of Directors” means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof.

“Drag-Along Purchaser” has the meaning given to it in Article 80.

“Drag-Along Sale” has the meaning given to it in Article 80.

“Drag-Along Sale Notice” has the meaning given to it in Article 83.

“Drag-Along Sale Price” has the meaning given to it in Article 83.

“Drag-Along Seller” has the meaning given to it in Article 80.

“Employee Share Option Plan” means the 2018 Employee Share Option Plan to be adopted by the Board of Directors and approved by the Company.

“Enforcement” means the enforcement of the rights of the Chargee pursuant to the terms of the Share Charges, including (a) the sale and disposal by the Chargee of any of the Shares thereby charged and converted in accordance with Article 16(c); (b) the registration of the Chargee or its nominee as a Shareholder in respect of any Shares thereby charged and converted in accordance with Article 16(c); (c) the exercise of any rights by the Chargee as a Shareholder, including voting rights; and (d) the receipt by the Chargee of the dividends, distribution of assets and redemption money (if applicable) to which the Chargee is entitled as a Shareholder.

“Enforcement Notice” means, in relation to a Share Charge, a notice in writing to be served by the Chargee on the Company confirming that the Share Charge has become enforceable.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exempted Securities” has the meaning given to it in Article 21(e)(i)(F).

“First Refusal Expiration Notice” has the meaning given to it in Article 71.

“Founder Holding Companies” means Behealth Limited and Uhealth Limited.

“Founders” means Ying WANG (PRC identification number: *** and Qingchun Zeng (PRC identification number: ***).

“Founders’ Offered Shares” has the meaning given to it in Article 74.

“Fully Exercising Investor” has the meaning given to it in Article 67(b).

“Group Companies” means the Company, ECMOHO (Hong Kong) Health Technology Limited, Shanghai ECMOHO Health Biotechnology Co., Ltd. and their respective Subsidiaries.

“Indemnified Person” has the meaning given to it in Article 179.

“Initial Consideration” has the meaning given to it in Article 20(b)(iv).

“Investor Beneficial Owner” has the meaning given to it in Article 67.

“Investor Director” means any of the Preferred Share Director, the Round A Director and the Round B Director.

“Investor Share” means any Share held by an Investor.

“Investors” has the meaning given to it in the Investors Rights Agreement.

“Investors Rights Agreement” means the investors rights agreement dated on or about the date of the adoption of these Articles and entered into between the Company and certain other parties named therein.

“Mandatory Conversion Time” has the meaning given to it in Article 22.

“Memorandum of Association” means the memorandum of association of the Company, as amended or substituted from time to time.

“Merger Agreement” has the meaning given to it in Article 20(b)(ii).

“New Securities” means equity securities issued by the Company after the date hereof; provided that securities created pursuant to a stock split, dividend or other subdivision of Ordinary Shares are not New Securities.

“Offer Notice” has the meaning given to it in Article 67(a).

“Offered Shares” has the meaning given to it in Article 68.

“Office” means the registered office of the Company as required by the Companies Law.

“Officers” means the officers for the time being and from time to time of the Company.

“Option” has the meaning given to it in Article 21(e)(i)(A).

“Ordinary Resolution” means a resolution:

(a)

passed by a simple majority of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company. Where a poll is taken, regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)

approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders. The effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

“Ordinary Shares” means together the Class A Ordinary Shares and Class B Ordinary Shares.

“Original Issue Date” means any of the Series A Original Issue Date, Class A-2 Original Issue Date and Class A-1 Original Issue Date, as the context so requires.

“Original Shares” means ordinary shares with a par value of US$0.0001 each in the capital of the Company.

“Other Investor” has the meaning given to it in Article 80.

“paid up” means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up.

“Person” means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires, other than in respect of a Director or Officer in which circumstances Person shall mean any person or entity permitted to act as such in accordance with the laws of the Cayman Islands.

“Preferred Majority” means the holders representing at least 55% of the voting power of the Investors, voting as a single class on an as-converted basis.

“Preferred Share Director” means Greg Ye, the member of the Board of Directors appointed by the Round C Investors.

“Principal Register”, where the Company has established one or more Branch Registers pursuant to the Companies Law and these Articles, means the Register maintained by the Company pursuant to the Companies Law and these Articles that is not designated by the Directors as a Branch Register.

“Proposed ROFR Purchaser” has the meaning given to it in Article 68.

“Proposed ROFR Seller” has the meaning given to it in Article 68.

“Qualified IPO” means the closing (or such other time as required under the relevant securities regulation) of a firm commitment underwritten public offering by the Company of its Shares (or the American depository shares thereof) on the New York Stock Exchange or NASDAQ National Market System in the United States, the Hong Kong Stock Exchange or any other exchange in any other jurisdiction (or any combination of such exchanges and jurisdictions) acceptable to the Company, in any case with a pre-offering valuation of at least US$600,000,000 and with aggregate offering proceeds (before deduction of underwriting fees, commissions or expenses) to the Company of not less than US$120,000,000 (or any cash proceeds of other currency of equivalent value).

“Redemption Date” means any of the Series A Redemption Date, Class A-2 Redemption Date or Class A-1 Redemption Date, as the context so requires.

“Redemption Price” means any of the Series A Redemption Price, Class A-2 Redemption Price or Class A-1 Redemption Price, as the context so requires.

“Register” means the register of Members of the Company required to be kept pursuant to the Companies Law and includes any Branch
Register(s) established by the Company in accordance with the Companies Law.

“Remaining Shares” has the meaning given to it in Article 71.

“ROFR Closing” has the meaning given to it in Article 70.

“ROFR Holder” means each of the Investors and any of its Affiliates and its permitted assignees to whom its rights under Article 68 to Article 73 have been duly assigned in accordance with the Investors Right Agreement.

“ROFR Holders’ First Refusal Period” has the meaning given to it in Article 69.

“ROFR Notice” has the meaning given to it in Article 68.

“ROFR Offer” has the meaning given to it in Article 69.

“Round A Director” means any member of the Board of Directors appointed by the Round A Investors.

“Round A Investor” has the meaning given to it in the Investors Rights Agreement.

“Round B Director” means any member of the Board of Directors appointed by the Round B Investors.

“Round B Investor” has the meaning given to it in the Investors Rights Agreement.

“Round C Investor” has the meaning given to it in the Investors Rights Agreement.

“Seal” means the common seal of the Company (if adopted) including any facsimile thereof.

“Secretary” means any Person appointed by the Directors to perform any of the duties of the secretary of the Company.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Series A Conversion Price” has the meaning given to it in Article 21(b).

“Series A Liquidation Amount” has the meaning given to it in Article 20(a)(i).

“Series A Original Issue Date” has the meaning given to it in Article 21(e)(i)(B)

“Series A Original Issue Price” has the meaning given to it in Article 19 .

“Series A Preferred Shares” means the series A preferred shares of a par value of US$0.00001 per share, having the rights and being subject to the restrictions as provided for under these Articles with respect to such Share.

“Series A Redemption Date” has the meaning given to it in Article 25(a).

“Series A Redemption Notice” has the meaning given to it in Article 25(a).

“Series A Redemption Price” has the meaning given to it in Article 25(a).

“Series A Redemption Request” has the meaning given to it in Article 25(a).

“Share” means a share in the capital of the Company. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include a fraction of a Share.

“Share Charges” means the Behealth Share Charge and the Uhealth Share Charge, collectively, and “Share Charge” means either one of them, individually.

“Shareholder” or “Member” means a Person who is registered as the holder of Shares in the Register and includes each subscriber to the Memorandum of Association pending entry in the Register of such subscriber.

“Shareholder Majority” means holders representing at least 51% of the voting power of each of (i) the outstanding Series A Preferred Shares (voting as a single class on an as-converted basis), (ii) the outstanding Class A-2 Ordinary Shares and (iii) the outstanding Class A-1 Ordinary Shares.

“Share Premium Account” means the share premium account established in accordance with these Articles and the Companies Law.

“Share Purchase Agreement” means the agreement entered into by and among the Company, Behealth Limited and Delta Capital Growth Fund II L.P. dated on or about August 2, 2018.

“signed” means bearing a signature or representation of a signature affixed by mechanical means.

“Special Resolution” means a special resolution of the Company passed in accordance with the Companies Law, being a resolution:

(a)

passed by a majority of not less than two-thirds of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)

approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

“Subsidiary” means, with respect to any Person, any and all corporations, partnerships, limited liability companies, joint ventures, associations, variable interest entities or other entities controlled by such Person directly or indirectly through one or more intermediaries.

“Treasury Shares” means Shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company and not cancelled.

“Uhealth Share Charge” means a first fixed legal charge of 9,393,800 Class B Ordinary Shares and all further shares and rights as described thereunder provided by Uhealth Limited in favor of the Chargee as security for indebtedness due to the Chargee, pursuant to the share charge between Uhealth Limited and the Chargee dated Novebmer 23, 2018 and including any amendments, supplements and replacements thereto.

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)	reference to a dollar or dollars or USD (or $) and to a cent or cents is reference to dollars and cents of the United States of America;

(e)	reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(f)

reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case; and

(g)

reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing or partly one and partly another.

3.	Subject to the preceding Articles, any words defined in the Companies Law shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4.	The business of the Company may be commenced at any time after incorporation.

5.

The Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6.

The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company. Such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

7.

The Directors shall keep, or cause to be kept, the Register at such place or (subject to compliance with the Companies Law and these Articles) places as the Directors may from time to time determine. In the absence of any such determination, the Register shall be kept at the Office. The Directors may keep, or cause to be kept, one or more Branch Registers as well as the Principal Register in accordance with the Companies Law, provided always that a duplicate of such Branch Register(s) shall be maintained with the Principal Register in accordance with the Companies Law.

SHARES

8.	Subject to these Articles, all unissued Shares shall be under the control of the Directors who may:

(a)	issue, allot and dispose of the same to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine;

(b)	grant options with respect to such Shares and issue warrants or similar instruments with respect thereto; and

(c)

issue warrants or convertible securities or securities of a similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive Class A Ordinary Shares of the Company on such terms as it may from time to time determine;

and, for such purposes, the Directors may reserve an appropriate number of unissued Shares.

9.

Subject to these Articles, the Directors, or the Shareholders by Ordinary Resolution, may authorise the division of Shares into any number of Classes and sub-classes and the different Classes and sub-classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Directors or the Shareholders by Ordinary Resolution.

10.

The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

11.	The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

12.

The Company shall at all times keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of exercising of options under the Employee Share Option Plan, such number of its Ordinary Shares as shall from time to time be sufficient to effect the exercise of such options, and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the exercise of such options, in addition to such other remedies as shall be available to the holder of such options, the Company and its Members will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of Shares as shall be sufficient for such purposes.

SPECIFIC RIGHTS ATTACHING TO THE ORDINARY SHARES

13.	Voting

Each holder of outstanding Class A Ordinary Shares shall be entitled to cast the number of votes equal to the number of whole Class A Ordinary Shares held by such holder and each holder of outstanding Class B Ordinary Shares shall be entitled to cast the number of votes equal to ten times the number of whole Class B Ordinary Shares held by such holder.

14.	Dividend

After full payment to the holder of the Series A Preferred Shares as provided under Article 19, the holders of the Ordinary Shares shall have right to receive dividends of the Company if declared by the Directors and in such amount as the Directors consider appropriate.

15.	Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales

Subject to the Companies Law, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after the payment in full of all Series A Liquidation Amounts required to be paid to the holders of Series A Preferred Shares, the remaining assets of the Company available for distribution to its Shareholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of Series A Preferred Shares pursuant to Article 20(a)(i) or the remaining Available Proceeds, as the case may be, shall be distributed among the holders of Class A-2 Ordinary Shares, Class A-1 Ordinary Shares and all Shareholders pursuant to Article 20(a)(ii), Article 20(a)(iii) and Article 20(a)(iv), respectively. Class A Ordinary Shares and Class B Ordinary Shares shall be treated as one Class for the purposes of this Article 15.

16.	Right to Convert

(a)

Upon the initial public offering, all outstanding Class A-1 Ordinary Shares and Class A-2 Ordinary Shares shall automatically be converted into Class A Ordinary Shares, at the then effective Class A-2 Conversion Price and Class A-1 Conversion Price, and such shares may not be reissued by the Company. For the avoidance of doubt, holders of Class A-1 Ordinary Shares and Class A-2 Ordinary Shares shall have no other right to conversion except pursuant to the initial public offering.

(b)

The following Articles shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the automatic conversion of the Class A-1 Ordinary Shares and Class A-2 Ordinary Shares to Class A Ordinary Shares under Article 16(a), and Series A Preferred Shares shall be referred to as Class A-2 Ordinary Shares or Class A-1 Ordinary Shares, as the case may be, and Ordinary Shares shall be referred to as Class A Ordinary Shares:

(i)	Article 21(c) (Termination of Conversion Rights);

(ii)	Article 21(d) (Fractional Shares);

(iii)	Article 23(b) (Procedure Requirements for Mandatory Conversion); and

(iv)	Article 24 (Reservation of Shares Issuable Upon Conversion).

(c)	Conversion of Class B Ordinary Shares upon enforcement of the Share Charges

(i)

The Class B Ordinary Shares pledged to the Chargee under the Share Charges shall, in accordance with the method set forth in Articles 16(c)(ii) and (iii), be converted into such number of fully paid Class A Ordinary Shares on a one to one basis upon the provision of a valid Enforcement Notice.

(ii)

Effective as at the date of the delivery by the Chargee to the Company of a valid Enforcement Notice, each Class B Ordinary Share specified in such Enforcement Notice shall automatically be redeemed and, for each such Class B Ordinary Share, a Class A Ordinary Share, with such rights and restrictions attached thereto and ranking pari passu in all respects with the Class A Ordinary Shares then in issue, shall be issued to the Chargee.

(iii)

On such conversion, the Company shall enter or procure the entry of the Chargee as the holder of the relevant number of Class A Ordinary Shares resulting from the conversion of the Class B Ordinary Shares in, and make any other necessary and consequential changes to, the Register and shall procure that certificates in respect of the relevant Class A Ordinary Shares are issued to the Chargee.

(iv)	Until such time as the Class B Ordinary Shares have been converted into Class A Ordinary Shares, the Company shall:

(A)

at all times keep available for issue and free of all liens, charges, options, mortgages, pledges, claims, equities, encumbrances and other third-party rights of any nature, and not subject to any pre-emptive rights out of its authorized but unissued share capital, such number of authorized but unissued Class A Ordinary Shares as would enable all Class B Ordinary Shares which are subject to the Share Charges to be converted into Class A Ordinary Shares and any other rights of conversion into, subscription for or exchange into Class A Ordinary Shares to be satisfied in full; and

(B)

not make any issue, grant or distribution or take any other action if the effect would be that on the conversion of the Class B Ordinary Shares which are subject to the Share Charges to Class A Ordinary Shares it would be required to issue Class A Ordinary Shares at a price lower than the par value thereof.

17.

Other than (i) the right to convert set out in Articles 16(a) and (b), (ii) the liquidation right set out in Article 15 and Article 20 and (iii) the redemption right set out in Article 25, Class A-2 Ordinary Shares and Class A-1 Ordinary Shares shall be treated as the same Class in all other respects with Class A Ordinary Shares.

SPECIFIC RIGHTS ATTACHING TO THE SERIES A PREFERRED SHARES

18.	Voting

Each holder of outstanding Series A Preferred Shares shall be entitled to cast the number of votes equal to the number of whole Ordinary Shares into which the Series A Preferred Shares held by such holder are convertible pursuant to these Articles as of the record date for determining shareholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Memorandum of Association and these Articles, holders of Series A Preferred Shares shall vote together with the holders of Class A Ordinary Shares as a single class and on an as-converted to Ordinary Shares basis.

19.	Dividends

Dividends at the rate per annum of 6% of the Series A Original Issue Price shall accrue on such Series A Preferred Shares (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series A Preferred Shares) (the “Accruing Dividends”). Accruing Dividends shall accrue from day to day, whether or not declared, and shall be non-cumulative; provided, however, that except as set forth in this Article, such Accruing Dividends shall be payable only when, as, and if declared by the Directors. The Company shall not declare, pay or set aside any dividends on shares of any other class or series of Shares of the Company unless (in addition to the obtaining of any consents required elsewhere in the Memorandum of Association and these Articles) the holders of the Series A Preferred Shares then in issue shall first receive, or simultaneously receive, a dividend on each issued Series A Preferred Share in an amount at least equal to the amount of the aggregate Accruing Dividends then accrued on such Series A Preferred Shares and not previously paid. The “Series A Original Issue Price” shall mean US$2.834140 per share, subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series A Preferred Shares.

20.	Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales

(a)

Subject to the Companies Law, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders, and in the event of a Deemed Liquidation Event, the consideration payable to shareholders in such Deemed Liquidation Event or out of the Available Proceeds, as applicable, shall be distributed among the holders of the outstanding Shares in the following order and manner:

(i)

In priority and in preference to any payment to the holders of Class A-2 Ordinary Shares, Class A-1 Ordinary Shares, Class A Ordinary Shares and Class B Ordinary Shares, the holders of Series A Preferred Shares then outstanding shall be entitled to be paid, pari passu as between themselves, an amount per Share equal to 100% of the Series A Original Issue Price (as adjusted), plus all declared but unpaid dividends (if applicable) on such Series A Preferred Share (the “Series A Liquidation Amount”). If the assets and funds thus distributed among the holders of the Series A Preferred Shares shall be insufficient to permit the payment to such holders of the full Series A Liquidation Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Shares in proportion to the aggregate Series A Liquidation Amount each such holder is otherwise entitled to receive pursuant to this Article 20(a)(i);

(ii)

after the distribution or payment in full of the Series A Liquidation Amount for each Series A Preferred Share pursuant to Article 20(a)(i), the holders of Class A-2 Ordinary Shares then outstanding shall be entitled to be paid, pari passu as between themselves, an amount per Share equal to 100% of the applicable Class A-2 Original Issue Price (as adjusted), plus all declared but unpaid dividends (if applicable) on such Class A-2 Ordinary Share (the “Class A-2 Liquidation Amount”) in priority and in preference to any payment to holders of the Class A-1 Ordinary Shares, Class A Ordinary Shares and Class B Ordinary Shares. If the assets and funds thus distributed among the holders of the Class A-2 Ordinary Shares shall be insufficient to permit the payment to such holders of the full Class A-2 Liquidation Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Class A-2 Ordinary Shares in proportion to the aggregate Class A-2 Liquidation Amount each such holder is otherwise entitled to receive pursuant to this Article 20(a)(ii);

(iii)

after the distribution or payment in full of the Series A Liquidation Amount for each Series A Preferred Share and the Class A-2 Liquidation Amount for each Class A-2 Ordinary Share pursuant to Article 20(a)(i) and Article 20(a)(ii), the holders of Class A-1 Ordinary Shares then outstanding shall be entitled to be paid, pari passu as between themselves, an amount per Share equal to 100% of the applicable Class A-1 Original Issue Price (as adjusted), plus all declared but unpaid dividends (if applicable) on such Class A-1 Ordinary Share (the “Class A-1 Liquidation Amount”) in priority and in preference to any payment to holders of the Class A Ordinary Shares and Class B Ordinary Shares. If the assets and funds thus distributed among the holders of the Class A-1 Ordinary Shares shall be insufficient to permit the payment to such holders of the full Class A-1 Liquidation Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Class A-1 Ordinary Shares in proportion to the aggregate Class A-1 Liquidation Amount each such holder is otherwise entitled to receive pursuant to this Article 20(a)(iii); and

(iv)

if there are any assets or funds remaining after the aggregate of the Series A Liquidation Amount, Class A-2 Liquidation Amount and Class A-1 Liquidation Amount has been distributed or paid in full to the applicable holders of Series A Preferred Shares, Class A-2 Ordinary Shares, Class A-1 Ordinary Shares, respectively, the holders of the Series A Preferred Shares, Class A-1 Ordinary Shares, Class A-2 Ordinary Shares, Class A Ordinary Shares and Class B Ordinary Shares shall be entitled to be paid, pari passu as between themselves, an amount per Share equal to the remaining assets and funds of the Company available for distribution to the Shareholders divided by the number of Shares held by such Shareholders on an as-converted basis (the “Remaining Liquidation Amount”).

(b)	Deemed Liquidation Events

(i)

Each of the following events shall be considered a “Deemed Liquidation Event” unless the Shareholder Majority elect otherwise by written notice sent to the Company at least ten (10) days prior to the effective date of any such event:

(A)

a merger (other than a statutory merger), share exchange, amalgamation or consolidation in which (i) the Company is a constituent party or (ii) a subsidiary of the Company is a constituent party and the Company issues its share capital pursuant to such merger, share exchange, amalgamation or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the share capital of the Company outstanding immediately prior to such merger, share exchange, amalgamation or consolidation continues to represent, or is converted into or exchanged for share capital that represents, immediately following such merger, share exchange, amalgamation or consolidation, at least a majority, by voting power, of the share capital of (1) the surviving or resulting company, or (2) if the surviving or resulting company is a wholly owned subsidiary of another company immediately following such merger, share exchange, amalgamation or consolidation, the parent company of such surviving or resulting company; or

(B)

(1) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or (2) the sale or disposition (whether by merger (excluding statutory merger), share exchange, amalgamation, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

(ii)	Effecting a Deemed Liquidation Event

(A)

The Company shall not have the power to effect a Deemed Liquidation Event referred to in Article 20(b)(i)(A) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the Shareholders in such Deemed Liquidation Event shall be paid to the holders of share capital of the Company in accordance with Article 20 and Article 15.

(B)	In the event of a Deemed Liquidation Event, if the Company does not effect a dissolution of the Company within ninety (90) days after such Deemed Liquidation Event, then

(1)

the Company shall send a written notice to each holder of Series A Preferred Shares, Class A-2 Ordinary Shares, Class A-1 Ordinary Shares, Class A Ordinary Shares and Class B Ordinary Shares no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of this Article to require the redemption of such shares of Series A Preferred Shares, Class A-2 Ordinary Shares, Class A-1 Ordinary Shares, and Class A Ordinary Shares and Class B Ordinary Shares; and

(2)

if the holders of the Shareholder Majority so request in a written instrument delivered to the Company not later than one hundred and twenty (120) days after such Deemed Liquidation Event, the Company shall use the consideration received by the Company for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Company), together with any other assets of the Company available for distribution to its shareholders, all to the extent permitted by Company Law governing distributions to shareholders (the “Available Proceeds”), on the hundred and fiftieth (150th) day after such Deemed Liquidation Event, to redeem:

(I)	all outstanding Series A Preferred Shares at a price per share equal to the Series A Liquidation Amount;

(II)	all outstanding Class A-2 Ordinary Shares at a price per share equal to the Class A-2 Liquidation Amount;

(III)	all outstanding Class A-1 Ordinary Shares at a price per share equal to the Class A-1 Liquidation Amount; and

(IV)	all outstanding Shares at a price per share equal to the Remaining Liquidation Amount,

in the order and manner set out in Article 20(a).

(C)

Notwithstanding the foregoing, and subject to the order set out in Article 20(a), in the event of a redemption pursuant to the preceding Article, if the Available Proceeds are not sufficient to redeem all outstanding Shares in a Class, the Company shall redeem a pro rata portion of each Share in such Class to the fullest extent of such Available Proceeds allocated to such Class, based on the respective amounts which would otherwise be payable in respect of the Shares to be redeemed if the Available Proceeds were sufficient to redeem all such Shares in such Class.

(D)

Article 25 shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Series A Preferred Shares, Class A-2 Ordinary Shares, Class A-1 Ordinary Shares, Class A Ordinary Shares and Class B Ordinary Shares pursuant to this Article 20(b)(ii). For the avoidance of doubt, the holders of Class A Ordinary Shares and Class B Ordinary Shares shall have no right of redemption other than that set out in this Article 20.

(E)

Prior to the distribution or redemption provided for in this Article 20(b)(ii), the Company shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

(iii)	Amount Deemed Paid or Distributed

The amount deemed paid or distributed to the holders of share capital of the Company upon any such merger, amalgamation, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities to be paid or distributed to such holders pursuant to such Deemed Liquidation Event. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Company.

(iv)	Allocation of Escrow and Contingent Consideration

In the event of a Deemed Liquidation Event pursuant to Article 20(b)(i)(A), if any portion of the consideration payable to the Shareholders is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of share capital of the Company in accordance with Article 20 and Article 15 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the Shareholders upon satisfaction of such contingencies shall be allocated among the holders of share capital of the Company in accordance with Article 20 and Article 15 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Article 20(b)(iv), consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Initial Consideration.

21.	Right to Convert

(a)	Optional Conversion

Each Series A Preferred Share shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of Class A Ordinary Shares as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price in effect at the time of conversion.

(b)	Conversion Ratio

The “Series A Conversion Price” shall initially be equal to US$2.834140. Such initial Series A Conversion Price, and the rate at which Series A Preferred Shares may be converted into Class A Ordinary Shares, shall be subject to adjustment as provided below.

(c)	Termination of Conversion Rights

(i)

In the event of a notice of redemption of any Series A Preferred Shares pursuant to Article 25, the Conversion Rights of the Shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full.

(ii)

In the event of a liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Shares.

(d)	Fractional Shares

No fractional Class A Ordinary Shares shall be issued upon conversion of the Series A Preferred Shares, and the number of Class A Ordinary Shares to be so issued to a Series A Preferred Shareholder upon the conversion of the Series A Preferred Shares (after aggregating all fractional Class A Ordinary Shares that would be issued to such Series A Preferred Shareholder) shall be rounded to the nearest whole share (with one-half being rounded upward). Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of Series A Preferred Shares the holder is at the time converting into Class A Ordinary Shares and the aggregate number of Class A Ordinary Shares issuable upon such conversion.

(e)	Adjustments to Conversion Price for Diluting Issues

(i)	Special Definitions. For purposes of this Article 21(e), the following definitions shall apply:

(A)	“Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Ordinary Shares or Convertible Securities.

(B)	“Series A Original Issue Date” shall mean the date on which the first Series A Preferred Share was issued.

(C)	“Class A-1 Original Issue Date” shall mean the date on which the first Class A-1 Ordinary Share was issued.

(D)	“Class A-2 Original Issue Date” shall mean the date on which the first Class A-2 Ordinary Share was issued.

(E)	“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares, but excluding Options.

(F)

“Additional Ordinary Shares” shall mean all Ordinary Shares issued (or, pursuant to Article 21(e)(iii) below, deemed to be issued) by the Company after the relevant Original Issue Date, other than (1) the following Ordinary Shares and (2) Ordinary Shares deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(1)	Ordinary Shares, Options or Convertible Securities issued as a dividend or distribution on Series A Preferred Shares, Class A-2 Ordinary Shares or Class A-1 Ordinary Shares;

(2)	Ordinary Shares, Options or Convertible Securities issued by reason of a dividend, share split, split-up or other distribution on Ordinary Shares;

(3)

Ordinary Shares or Options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to the Employee Share Option Plan or any plan, agreement or arrangement approved by the Board of Directors of the Company (including the affirmative vote of at least two Investor Directors);

(4)

Ordinary Shares or Convertible Securities actually issued upon the exercise of Options or Ordinary Shares actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(5)

Ordinary Shares, Options or Convertible Securities issued as acquisition consideration pursuant to the acquisition of another company by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors of the Company (including the affirmative vote of at least two Investor Directors);

(6)	Any securities of the Company issued in connection with the Share Purchase Agreement;

(7)	Ordinary Shares issued or issuable upon conversion or exercise of the Series A Preferred Shares authorised by these Articles;

(8)	Class A Ordinary Shares issued or issuable upon conversion or exercise of the Class A-2 Ordinary Shares authorised by these Articles;

(9)	Class A Ordinary Shares issued or issuable upon conversion or exercise of the Class A-1 Ordinary Shares authorised by these Articles; or

(10)	Any securities of the Company issued in connection with a Qualified IPO.

(ii)	No Adjustment of Conversion Price

(A)	Series A Conversion Price

No adjustment in the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Ordinary Shares if the Company receives written notice from the holders of 85% of the Series A Preferred Shares agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Ordinary Shares.

(B)	Class A-2 Conversion Price

No adjustment in the Class A-2 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Ordinary Shares if the Company receives written notice from the holders of a majority of the Class A-2 Ordinary Shares agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Ordinary Shares.

(C)	Class A-1 Conversion Price

No adjustment in the Class A-1 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Ordinary Shares if the Company receives written notice from the holders of a majority of the Class A-1 Ordinary Shares agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Ordinary Shares.

(iii)	Deemed Issue of Additional Ordinary Shares

(A)

If the Company at any time or from time to time after the relevant Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Ordinary Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(B)

If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the relevant Conversion Price, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of Ordinary Shares issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the relevant Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this Article 21(e)(iii)(B) shall have the effect of increasing the relevant Conversion Price to an amount which exceeds the lower of (i) the relevant Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the relevant Conversion Price that would have resulted from any issuances of Additional Ordinary Shares (other than deemed issuances of Additional Ordinary Shares as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(C)

If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the relevant Conversion Price pursuant to the terms of Article 21(e)(iv) (either because the consideration per share (determined pursuant to Article 21(e)(v)) of the Additional Ordinary Shares subject thereto was equal to or greater than the relevant Conversion Price then in effect, or because such Option or Convertible Security was issued before the relevant Original Issue Date), are revised after the relevant Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of Ordinary Shares issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Ordinary Shares subject thereto (determined in the manner provided in Article 21(e)(iii)(A)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(D)

Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the relevant Conversion Price pursuant to the terms of Article 21(e)(iv), the relevant Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(E)

If the number of Ordinary Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the relevant Conversion Price provided for in this Article 21(e)(iii) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in Clauses (B) and (C) of this Article 21(e)(iii). If the number of Ordinary Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the relevant Conversion Price that would result under the terms of this Article 21(e)(iii) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the relevant Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(iv)	Adjustment of Conversion Price Upon Issuance of Additional Ordinary Shares

In the event the Company shall at any time after the relevant Original Issue Date issue Additional Ordinary Shares (including Additional Ordinary Shares deemed to be issued pursuant to Article 21(e)(iii)), without consideration or for a consideration per share less than the applicable Conversion Price in effect immediately prior to such issuance or deemed issuance, then each of the relevant Conversion Prices shall be reduced, concurrently with such issuance or deemed issuance, to the consideration per share received by the Company for such issue or deemed issue of the Additional Ordinary Shares; provided that if such issuance or deemed issuance was without consideration, then the Company shall be deemed to have received par value for all such Additional Ordinary Shares issued or deemed to be issued.

(v)	Determination of Consideration

For purposes of this Article 21(e), the consideration received by the Company for the issuance or deemed issuance of any Additional Ordinary Shares shall be computed as follows:

(A)	Cash and Property: Such consideration shall:

(1)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

(2)

insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Company (including the affirmative vote of at least two Investor Directors); and

(3)

in the event Additional Ordinary Shares are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in paragraphs (1) and (2) above, as determined in good faith by the Board of Directors of the Company (including the affirmative vote of at least two Investor Directors).

(B)

Options and Convertible Securities: The consideration per share received by the Company for Additional Ordinary Shares deemed to have been issued pursuant to Article 21(e)(iii), relating to Options and Convertible Securities, shall be determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (ii) the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

22.	Mandatory Conversion

Upon either (a) the Qualified IPO or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of the Series A Preferred Shares (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding Series A Preferred Shares shall automatically be converted into Class A Ordinary Shares, at the then effective conversion rate as calculated pursuant to Article 21 and (ii) such shares may not be reissued by the Company.

23.	Procedural Requirements for Conversion

(a)	Optional conversion

Each holder of Series A Preferred Shares who desires to convert its Series A Preferred Shares into Class A Ordinary Shares shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company. If so required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in a form satisfactory to the Company, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series A Preferred Shares converted pursuant to Article 21(a), including the rights, if any, to receive notices and vote (other than as a holder of Class A Ordinary Shares), will terminate, except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the Class A Ordinary Shares and cash provided for in this Article 23(a). As soon as practicable after the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Shares, the Company shall (i) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full Class A Ordinary Shares issuable on such conversion in accordance with the provisions hereof and (ii) pay cash as provided in Article 21(d) in lieu of any fraction of a Class A Ordinary Share otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series A Preferred Shares converted. Such converted Series A Preferred Shares shall be retired and cancelled and may not be reissued as shares of such series, and the Company may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Shares accordingly.

(b)	Mandatory Conversion

All holders of record of Series A Preferred Shares shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such Series A Preferred Shares pursuant to this Article 23. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of Series A Preferred Shares in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company at the place designated in such notice. If so required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series A Preferred Shares converted pursuant to Article 22, including the rights, if any, to receive notices and vote (other than as a holder of Class A Ordinary Shares), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the Class A Ordinary Shares and cash provided for in this Article 23. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Shares, the Company shall (i) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full Class A Ordinary Shares issuable on such conversion in accordance with the provisions hereof and (ii) pay cash as provided in Article 21(d) in lieu of any fraction of a Class A Ordinary Share otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series A Preferred Shares converted. Such converted Series A Preferred Shares shall be retired and cancelled and may not be reissued as shares of such series, and the Company may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Shares accordingly.

24.	Reservation of Class A Ordinary Shares Issuable Upon Conversion

The Company shall at all times keep available out of its authorized but unissued Class A Ordinary Shares solely for the purpose of effecting the conversion of the Series A Preferred Shares such number of its Class A Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Shares, and if at any time the number of authorized but unissued Class A Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Series A Preferred Shares, in addition to such other remedies as shall be available to the holder of such Series A Preferred Shares, the Company and its Members will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Class A Ordinary Shares to such number of Shares as shall be sufficient for such purposes.

25.	Redemption

(a)	Series A Preferred Shares

Unless prohibited by the Companies Law governing distributions to shareholders and redemption of shares, Series A Preferred Shares shall be redeemed by the Company at a price equal to the Series A Original Issue Price per share, plus the amount which would accrue on the Series A Original Issue Price at the rate of six percent (6%) per annum from the date of the Series A Original Issue Date up to and including such date as the Series A Liquidation Amount is paid in full with respect to such Series A Preferred Share (the “Series A Redemption Price”), in three (3) annual instalments within three (3) years commencing not more than ninety (90) days after receipt by the Company at any time on or after the fifth anniversary of the date of the Series A Original Issue Date from any holder of the Series A Preferred Shares of written notice requesting redemption of all Series A Preferred Shares (the “Series A Redemption Request”) held by such holder or on a payment schedule mutually agreed by the Company and such holder of the Series A Preferred Shares requesting redemption. For the avoidance of doubt, the rate of six percent (6%) per annum shall continue to accrue on such part of the Series A Liquidation Amount which has not been redeemed by the Company until the Series A Liquidation Amount is paid in full. Following receipt of the Series A Redemption Request, the Company shall within fifteen (15) business days give written notice (the “Series A Redemption Notice”) to each holder of record of a Series A Preferred Share and all other holders of Series A Preferred Shares shall have the right to participate in such redemption by sending a written notice (such notice shall be deemed as a Redemption Request as well) to the Company within fifteen (15) business days after receipt of the Company’s notice. The date of each such instalment provided in the Redemption Notice shall be referred to as a “Series A Redemption Date”. On each Series A Redemption Date, the Company shall redeem, on a pro rata basis in accordance with the number of Series A Preferred Shares owned by each holder, that number of outstanding Series A Preferred Shares determined by dividing (i) the total number of Series A Preferred Shares outstanding immediately prior to such Series A Redemption Date by (ii) the number of remaining Series A Redemption Dates (including the Series A Redemption Date to which such calculation applies). If on any Series A Redemption Date the Cayman Islands law governing distributions to shareholders prevents the Company from redeeming all Series A Preferred Shares to be redeemed, the Company shall ratably redeem the maximum number of shares that it may redeem consistent with such law.

(b)	Class A-2 Ordinary Shares

Unless prohibited by the Companies Law governing distributions to shareholders and redemption of shares, and after the payment in full of the Series A Redemption Price for all of the outstanding Series A Redemption Requests, Class A-2 Ordinary Shares shall be redeemed by the Company at a price equal to the Class A-2 Ordinary Original Issue Price per share, plus the amount which would accrue on the Class A-2 Ordinary Original Issue Price at the rate of six percent (6%) per annum from the date of the Class A-2 Ordinary Original Issue Date up to and including such date as the Class A-2 Liquidation Amount is paid in full with respect to such Class A-2 Ordinary Shares (the “Class A-2 Redemption Price”), in three (3) annual instalments within three (3) years commencing not more than ninety (90) days after receipt by the Company at any time on or after the fifth anniversary of the date of the Series A Original Issue Date from any holder of Class A-2 Ordinary Shares of written notice requesting redemption of all Class A-2 Ordinary Shares (the “Class A-2 Redemption Request”) held by such holder or on a payment schedule mutually agreed by the Company and such holder of Class A-2 Ordinary Shares requesting redemption. For the avoidance of doubt, the rate of six percent (6%) per annum shall continue to accrue on such part of the Class A-2 Liquidation Amount which has not been redeemed by the Company until the Class A-2 Liquidation Amount is paid in full. Following receipt of the Class A-2 Redemption Request, the Company shall within fifteen (15) business days give written notice (the “Class A-2 Redemption Notice”) to each holder of record of a Class A-2 Ordinary Share and all other holders of Class A-2 Ordinary Shares shall have the right to participate in such redemption by sending a written notice (such notice shall be deemed as a Class A-2 Redemption Request as well) to the Company within fifteen (15) business days after receipt of the Company’s notice. The date of each such instalment provided in the Class A-2 Redemption Notice shall be referred to as a “Class A-2 Redemption Date”. On each Class A-2 Redemption Date, the Company shall redeem, on a pro rata basis in accordance with the number of Class A-2 Ordinary Shares owned by each holder, that number of outstanding Class A-2 Ordinary Shares determined by dividing (i) the total number of Class A-2 Ordinary Shares outstanding immediately prior to such Class A-2 Redemption Date by (ii) the number of remaining Class A-2 Redemption Dates (including the Class A-2 Redemption Date to which such calculation applies). If on any Class A-2 Redemption Date the Cayman Islands law governing distributions to shareholders prevents the Company from redeeming all Class A-2 Ordinary Shares to be redeemed, the Company shall ratably redeem the maximum number of shares that it may redeem consistent with such law.

(c)	Class A-1 Ordinary Shares

Unless prohibited by Companies Law governing distributions to shareholders and redemption of shares, and after the payment in full of (i) the Series A Redemption Price for all of the outstanding Series A Redemption Request and (ii) the Class A-2 Redemption Price for all outstanding Class A-2 Redemption Request, Class A-1 Ordinary Shares shall be redeemed by the Company at a price equal to the Class A-1 Ordinary Original Issue Price per share, plus the amount which would accrue on the Class A-1 Ordinary Original Issue Price at the rate of six percent (6%) per annum from the date of the Class A-1 Ordinary Original Issue Date up to and including such date as the Class A-1 Liquidation Amount is paid in full with respect to such Class A-1 Ordinary Shares (the “Class A-1 Redemption Price”), in three (3) annual instalments within three (3) years commencing not more than ninety (90) days after receipt by the Company at any time on or after the fifth anniversary of the date of the Series A Original Issue Date from any holder of Class A-1 Ordinary Shares of written notice requesting redemption of all Class A-1 Ordinary Shares (the “Class A-1 Redemption Request”) held by such holder or on a payment schedule mutually agreed by the Company and such holder of Class A-1 Ordinary Shares requesting redemption. For the avoidance of doubt, the rate of six percent (6%) per annum shall continue to accrue on such part of the Class A-1 Liquidation Amount which has not been redeemed by the Company until the Class A-1 Liquidation Amount is paid in full. Following receipt of the Class A-1 Redemption Request, the Company shall within fifteen (15) business days give written notice (the “Class A-1 Redemption Notice”) to each holder of record of a Class A-1 Ordinary Share and all other holders of Class A-1 Ordinary Shares shall have the right to participate in such redemption by sending a written notice (such notice shall be deemed as a Class A-1 Redemption Request as well) to the Company within fifteen (15) business days after receipt of the Company’s notice. The date of each such instalment provided in the Class A-1 Redemption Notice shall be referred to as a “Class A-1 Redemption Date”. On each Class A-1 Redemption Date, the Company shall redeem, on a pro rata basis in accordance with the number of Class A-1 Ordinary Shares owned by each holder, that number of outstanding Class A-1 Ordinary Shares determined by dividing (i) the total number of Class A-1 Ordinary Shares outstanding immediately prior to such Class A-1 Redemption Date by (ii) the number of remaining Class A-1 Redemption Dates (including the Class A-1 Redemption Date to which such calculation applies). If on any Class A-1 Redemption Date the Cayman Islands law governing distributions to shareholders prevents the Company from redeeming all Class A-1 Ordinary Shares to be redeemed, the Company shall ratably redeem the maximum number of shares that it may redeem consistent with such law.

(d)	Manner and Mechanics of Redemption

Before a holder of the Series A Preferred Shares, Class A-2 Ordinary Shares or Class A-1 Ordinary Shares (as the case may be) shall be entitled to a redemption under these Articles, such holder shall surrender to the Company his or its certificate or certificates representing such Series A Preferred Shares, Class A-2 Ordinary Shares or Class A-1 Ordinary Shares (as the case may be) to be redeemed at the office of the Company, and thereupon the relevant Redemption Price shall be payable to the order of the person whose name appears on such certificate or certificates as the owner of such Series A Preferred Shares, Class A-2 Ordinary Shares or Class A-1 Ordinary Shares (as the case may be) and each such certificate shall be cancelled upon payment of the applicable Redemption Price. In the event less than all Series A Preferred Shares, Class A-2 Ordinary Shares or Class A-1 Ordinary Shares (as the case may be) represented by any such certificate are redeemed, a new certificate shall be promptly issued representing the unredeemed Series A Preferred Shares, Class A-2 Ordinary Shares or Class A-1 Ordinary Shares (as the case may be). Unless there has been a default in payment of the relevant Redemption Price, upon cancellation of the certificate representing such Series A Preferred Shares, Class A-2 Ordinary Shares or Class A-1 Ordinary Shares (as the case may be) to be redeemed, all dividends on such Series A Preferred Shares, Class A-2 Ordinary Shares or Class A-1 Ordinary Shares (as the case may be) designated for redemption on the relevant Redemption Date shall cease to accrue and all rights of the holder thereof, except the right to receive the relevant Redemption Price and all accrued and unpaid dividend thereon, without interest, shall cease and terminate and such Series A Preferred Shares, Class A-2 Ordinary Shares or Class A-1 Ordinary Shares (as the case may be) shall cease to be issued Shares of the Company.

(e)	Insufficient Funds

If the Company’s assets or funds which are legally available on the date that any redemption payment under this Article 25 is due are insufficient to pay in full all redemption payments to be paid on the relevant Redemption Date, those assets or funds which are legally available shall be used to the extent permitted by applicable law to pay all redemption payments due on such date on the Series A Preferred Shares, Class A-2 Ordinary Shares or Class A-1 Ordinary Shares (as the case may be) in proportion to the full amounts to which the holders to which such redemption payments are due would otherwise be respectively entitled thereon, provided that the priority of redemption payments set out in Articles 25(a), 25(b) and 25(c), respectively, have been complied with.

(f)	Un-redeemed Shares

Without limiting any rights of the holders of Series A Preferred Shares, Class A-2 Ordinary Shares or Class A-1 Ordinary Shares (as the case may be) which are set forth in these Articles, or are otherwise available under law, the balance of any Shares subject to redemption hereunder with respect to which the Company has become obligated to pay the relevant Redemption Payment but which it has not paid in full shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such Shares had prior to such date, until the Redemption Payment has been paid in full with respect to such Shares.

MODIFICATION OF RIGHTS

26.

Whenever the capital of the Company is divided into different Classes (and as otherwise determined by the Directors), the rights attached to any such Class may, subject to any rights or restrictions for the time being attached to any Class only, be materially adversely varied or abrogated with the consent in writing of the holders of not less than two-thirds of the issued Shares of the relevant Class, or with the sanction of a resolution passed at a separate meeting of the holders of the Shares of such Class by a two-thirds majority of the votes cast at such a meeting.

27.

To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons at least holding or representing by proxy at least a majority of the votes of the issued Shares of the relevant Class on an as-converted basis (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Shareholders who are present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that Class, every Shareholder of the Class shall have such number of votes for each Share of the Class held by him as per the voting rights attached to that Class. For the purposes of this Article the Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes. The Directors may vary the rights attaching to any Class without the consent or approval of Shareholders provided that the rights will not, in the determination of the Directors, be materially adversely varied or abrogated by such action.

28.

The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the Shares of that Class, be deemed to be materially adversely varied or abrogated by, inter alia, (i) the creation, allotment or issue of further Shares ranking pari passu with or subsequent to them or the redemption or purchase of any Shares of any Class by the Company or (ii) any change in any of the rights, preferences, privileges or priority of the holders of the Series A Preferred Shares where necessary consent has been given under Article 133(a).

CERTIFICATES

29.	No Person shall be entitled to a certificate for any or all of his Shares, unless the Directors shall determine otherwise.

FRACTIONAL SHARES

30.

The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

LIEN

31.

The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company also has a first and paramount lien on every Share (whether or not fully paid) registered in the name of a Person indebted or under liability to the Company (whether he is the sole registered holder of a Share or a joint holder) for all amounts owing by him or his estate to the Company (whether or not presently payable). The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share extends to any amount payable in respect of it.

32.

The Company may sell, in such manner as the Directors may determine, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen (14) days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of his death or bankruptcy.

33.

For giving effect to any such sale the Directors may authorise some Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

34.

The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

CALLS ON SHARES

35.

The Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen (14) days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares.

36.	The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

37.

If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment. The Directors shall be at liberty to waive payment of that interest wholly or in part.

38.

The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

39.

The Directors may make arrangements on the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

40.

The Directors may receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent (8%) per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors.

FORFEITURE OF SHARES

41.

If a Shareholder fails to pay any call or instalment of a call in respect of any Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

42.

The notice shall name a further day (not earlier than the expiration of fourteen (14) days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

43.

If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

44.

A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors may from time to time determine.

45.

A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

46.

A statutory declaration in writing that the declarant is a Director, and that a Share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

47.

The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

48.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES

49.

The instrument of transfer of any Share shall be in any usual or common form or such other form as the Directors may determine and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.

50.

The Directors may determine to decline to register any transfer of Shares without assigning any reason therefor or if any transfer of Shares are made in violation of the Investors Rights Agreement, Articles 68 to 73 or Articles 74, 75 or 76. Notwithstanding the foregoing, upon service of a valid Enforcement Notice, and in accordance with the terms of Article 16(c), the Directors shall cause that the transfer and conversion of the shares subject to the relevant Share Charge be recorded in the Register.

51.	The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine.

52.

All instruments of transfer that are registered shall be retained by the Company, but any instrument of transfer that the Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same.

TRANSMISSION OF SHARES

53.

The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representative(s) of the deceased holder(s) of the Share, shall be the only Persons recognised by the Company as having any title to the Share.

54.

Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

55.

A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Shareholder, except that he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

ALTERATION OF SHARE CAPITAL

56.

Subject to these Articles, the Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe.

57.	Subject to these Articles, the Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(b)	convert all or any of its paid up Shares into stock and reconvert that stock into paid up Shares of any denomination;

(c)

subdivide its existing Shares, or any of them, into Shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(d)

cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

58.	The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.

REDEMPTION, PURCHASE AND SURRENDER OF SHARES

59.	Subject to the Companies Law, the Company may:

(a)	issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as the Directors may determine;

(b)	purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors may determine and agree with the Shareholder;

(c)	make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Companies Law, including out of its capital; and

(d)	accept the surrender for no consideration of any paid up Share (including any redeemable Share) on such terms and in such manner as the Directors may determine.

60.

Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

61.	Subject to Article 25, the redemption, purchase or surrender of any Share shall not be deemed to give rise to the redemption, purchase or surrender of any other Share.

62.

The Directors may when making payments in respect of redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie including, without limitation, interests in a special purpose vehicle holding assets of the Company or holding entitlement to the proceeds of assets held by the Company or in a liquidating structure.

TREASURY SHARES

63.

Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Companies Law. In the event that the Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be cancelled.

64.

No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to members on a winding up) may be declared or paid in respect of a Treasury Share.

65.	The Company shall be entered in the Register as the holder of the Treasury Shares provided that:

(a)	the Company shall not be treated as a member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void; and

(b)

a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Companies Law, save that an allotment of Shares as fully paid bonus shares in respect of a Treasury Share is permitted and Shares allotted as fully paid bonus shares in respect of a treasury share shall be treated as Treasury Shares.

66.	Treasury Shares may be disposed of by the Company on such terms and conditions as determined by the Directors.

RIGHT OF FIRST OFFER

67.

Subject to the terms and conditions of this Article 67 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to the Investors. Each Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership”, as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of the Investor (the “Investor Beneficial Owners”); provided that each such Affiliate or Investor Beneficial Owner (x) is not a Competitor, unless such party’s purchase of New Securities is otherwise consented to by the Board of Directors, (y) agrees to enter into the Investors Rights Agreement as an “Investor” under such agreement (provided that any Competitor as reasonably determined by the Board of Directors shall not be entitled to any rights under Sections 7.1, 7.2 and 8.1 of the Investors Rights Agreement, or under this Article 67), and (z) agrees to purchase at least such number of New Securities as are allocable hereunder to the Investor holding the fewest number of Investor Shares and any other Derivative Securities.

(a)

The Company shall give notice (the “Offer Notice”) to each Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)

By notification to the Company within thirty (30) days after the Offer Notice is given, each Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Ordinary Shares then held by such Investor (including all Ordinary Shares then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Series A Preferred Shares and any other Derivative Securities then held by such Investor) bears to the total Ordinary Shares of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Series A Preferred Shares and any other Derivative Securities then outstanding). At the expiration of such 30-day period, the Company shall promptly notify each Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Investor’s failure to do likewise. During the 10-day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which the Investors were entitled to subscribe but that were not subscribed for by the Investors which is equal to the proportion that the Ordinary Shares issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Series A Preferred Shares and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Ordinary Shares issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Series A Preferred Shares and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Article 67(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Article 67(c).

(c)

If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Article 67(b), the Company may, during the 90-day period following the expiration of the periods provided in Article 67(d), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Article 67.

(d)

The right of first offer in this Article 67 shall not be applicable to (i) Exempted Securities, (ii) Ordinary Shares issued in an initial public offering and (iii) equity securities of the Company issued under the Employee Share Option Plan.

RIGHT OF FIRST REFUSAL

68.

If any holder of Shares (the “Proposed ROFR Seller”) intends to sell all or any part of the Shares it owns pursuant to a bona fide offer to buy from a Person (the “Proposed ROFR Purchaser”), the Proposed ROFR Seller shall submit a written notice (the “ROFR Notice”) to the Company and the Investors stating the name of the Proposed ROFR Purchaser, the number of Shares proposed to be sold (the “Offered Shares”) and the material terms and conditions, including price, of the proposed sale. The Company shall have fifteen (15) business days from the date of the Proposed ROFR Seller issues the ROFR Notice, which shall be irrevocable for such time, to provide a written offer to the Proposed ROFR Seller to purchase all or any portion of the Offered Shares on terms, including price, no less favorable to the Proposed ROFR Seller than those reflected in the ROFR Notice.

69.

If the Company has not elected to purchase all of the Offered Shares, the Company shall inform the Investors, within fifteen (15) business days after the ROFR Notice has been delivered to the Company, in writing of the number of Offered Shares that it has elected not to purchase, and each Investor that has received such notice from the Company shall have forty-five (45) business days from the date the Proposed ROFR Seller issues the ROFR Notice (the “ROFR Holders’ First Refusal Period”), which shall be irrevocable for such time, to provide a written offer to the Company and the Proposed ROFR Seller to purchase all or part of the remaining of the Offered Shares on terms, including price, no less favorable to the Proposed ROFR Seller than those reflected in the ROFR Notice (the “ROFR Offer”). Any ROFR Offer shall be irrevocable by the offering Investor and shall constitute a binding agreement. Each ROFR Holder shall have the right to purchase that number of the Offered Shares, equivalent to the product obtained by multiplying the aggregate number of the Offered Shares, by a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) held by such ROFR Holder at the time of the transaction and the denominator of which is the total number of Ordinary Shares (on an as-converted basis) owned by all ROFR Holders at the time of the transaction who have the right of first refusal to purchase the applicable shares and have elected to participate in such right of first refusal purchase.

70.

The closing of any purchase of shares of the Company by a ROFR Holder pursuant to this Article 70 (the “ROFR Closing”) shall occur on such date as may be agreed by such ROFR Holder and the Proposed ROFR Seller, but in no event later than seventy-five (75) business days after the date on which the ROFR Notice is deemed to have been accepted. At the ROFR Closing, if all necessary conditions of the ROFR Closing have been satisfied or waived: (i) the Proposed ROFR Seller shall deliver to such ROFR Holder (x) an instrument of transfer executed by the Proposed ROFR Seller in favor of the ROFR Holder and (y) either an extract of the register of shareholders of the Company, dated as of the date of the ROFR Closing and duly certified by the registered office provider of the Company, evidencing the ROFR Holder’s ownership of the Offered Shares set out in the ROFR Offer or a certificate or certificates representing the Offered Shares; and (ii) the ROFR Holder shall deliver to the Proposed ROFR Seller the purchase price for the Offered Shares in cash, by wire transfer of immediately available funds to an account designated by the Proposed ROFR Seller, such account to be designated by the Proposed ROFR Seller no later than five (5) business days prior to the ROFR Closing.

71.

Within ten (10) days following the expiration of the ROFR Holders’ First Refusal Period, the Company will give written notice (the “First Refusal Expiration Notice”) to the Proposed ROFR Seller and the ROFR Holders specifying either (i) that all of the Offered Shares were subscribed by the ROFR Holders exercising their rights of first refusal, or (ii) that the ROFR Holders have not subscribed for any or all of the Offered Shares in which case the First Refusal Expiration Notice will specify the Co-Sale Pro Rata Portion (as defined below) of the remaining Offered Shares (the “Remaining Shares”) for the purpose of the co-sale right of the Investors described in Article 72.

72.

Notwithstanding Article 68, none of the following transactions shall be subject to the right of first refusal described in Articles 68 to 73: (i) any transfer of Shares by a Founder or an Investor to any Affiliate of such Founder or such Investor; (ii) any sale in reliance on Rule 144A under the Securities Act; (iii) any sale of shares of the Company pursuant to Rule 144 under the Securities Act; (iv) any sale of shares of the Company to the public pursuant to a Registration Statement filed with, and declared effective by, the SEC under the Securities Act; (v) other on-market sales; (vi) any transfer of Shares pursuant to the drag-along obligation under Articles 80 to 86, and (vii) any transfer of Shares by the Founders or the Founder Holding Companies pursuant to Article 78, provided that in each of (ii) and (iv) above, any such sale shall be (x) to five or more purchasers, none of which shall be Affiliates of any other such purchaser and (y) no more than five percent (5%) of the total number of issued and outstanding Shares on a fully diluted basis shall be transferred by any seller in any such sale or series of such sales to any purchaser in aggregate with its Affiliates.

73.	The Investors’ right of first refusal under Articles 68 to 73 shall be subordinated to only the Company’s right of first refusal.

73A.	The right of first refusal under Articles 68 to 73 shall not apply to the Share Charges or to any action taken by the Chargee pursuant to an Enforcement thereof.

CO-SALE RIGHT

74.

In the event that any Founder of any Founder Holding Company proposes to sell any or all of the number of Shares (the “Founders’ Offered Shares”), then the Remaining Shares shall be subject to co-sale rights under this Article 74 and each ROFR Holder who has not exercised any of its right of first refusal with respect to the Founders’ Offered Shares (the “Co-Sale Right Holder”) shall have the right, exercisable upon written notice to the Proposed ROFR Seller, the Company and each other Co-Sale Right Holder (the “Co-Sale Notice”) within ten (10) business days after receipt of the First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in such sale of the Remaining Shares on the same terms and conditions as set forth in the ROFR Notice. The Co-Sale Notice shall set forth the number of Ordinary Shares that such Co-Sale Right Holder wishes to include in such sale or transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such Co-Sale Right Holder. To the extent one or more of the Co-Sale Right Holders exercises such right of participation in accordance with the terms and conditions set forth below, the number of Ordinary Shares that such Proposed ROFR Seller may sell in the transaction shall be correspondingly reduced. The co-sale right of each Co-Sale Right Holder shall be subject to the following terms and conditions:

(a)

Each Co-Sale Right Holder may sell all or any part of that number of Ordinary Shares (on an as-converted basis) held by it that is equal to the product obtained by multiplying (x) the aggregate number of the Remaining Shares subject to the co-sale right hereunder by (y) a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) owned by such Co-Sale Right Holder at the time of the sale or transfer and the denominator of which is the combined number of Ordinary Shares (on an as-converted basis) at the time owned by all Co-Sale Right Holders who elect to exercise their co-sale rights. If any Co-Sale Right Holder does not elect to exercise the co-sale right to the full extent then its Ordinary Shares (on as-converted basis) for calculation in the denominator shall be proportionately reduced (“Co-Sale Pro Rata Portion”).

(b)

Each participating Co-Sale Right Holder shall effect its participation in the sale by promptly delivering to the Proposed ROFR Seller for transfer to the Proposed ROFR Purchaser an executed instrument of transfer and one or more certificates which represent:

(i)	the number of Ordinary Shares (on an as-converted basis) which such Co-Sale Right Holder elects to sell;

(ii)

that number of Series A Preferred Shares which are at such time convertible into the number of Ordinary Shares that such Co-Sale Right Holder elects to sell; provided in such case that, if the Proposed ROFR Purchaser objects to the allotment of Series A Preferred Shares in lieu of Ordinary Shares, such Co-Sale Right Holder shall convert such Series A Preferred Shares into Ordinary Shares and allot Ordinary Shares as provided in Article 74(b)(i). The Company shall make any such conversion concurrent with the actual transfer of such shares to the purchaser; or

(iii)	a combination of the above.

(c)

The share certificate or certificates, together with an instrument of transfer duly executed by the participating Co-Sale Right Holder, that the participating Co-Sale Right Holder delivers to the Proposed ROFR Seller pursuant to Article 74(b) shall be transferred to the Proposed ROFR Purchaser in consummation of the sale of the Founders’ Offered Shares pursuant to the terms and conditions specified in the ROFR Notice, and the Proposed ROFR Seller shall concurrently therewith remit to such Co-Sale Right Holder that portion of the sale proceeds to which such Co-Sale Right Holder is entitled by reason of its participation in such sale. To the extent that any Proposed ROFR Purchaser prohibits such assignment or otherwise refuses to purchase any shares or other securities from a Co-Sale Right Holder exercising its co-sale right hereunder, the Proposed ROFR Seller shall not sell to such Proposed ROFR Purchaser any ROFR Shares unless and until, simultaneously with such sale, the Proposed ROFR Seller shall purchase such shares or other securities from such Co-Sale Right Holder.

(d)

To the extent the ROFR Holders do not elect to purchase, or to participate in the sale of, any or all of the Founders Offered Shares subject to the ROFR Notice, the Proposed ROFR Seller may, not later than ninety (90) business days following delivery to the Company and each of the ROFR Holders of the ROFR Notice, conclude a transfer of the Remaining Shares covered by the ROFR Notice and not elected to be purchased by the ROFR Holders, which in each case shall be on substantially the same terms and conditions as those described in the ROFR Notice. The Proposed ROFR Seller shall cause any Proposed ROFR Purchaser of such shares to comply with the Investors Rights Agreement, the Memorandum of Association and these Articles to the fullest extent. Any proposed transfer on terms and conditions which are materially different from those described in the ROFR Notice, as well as any subsequent proposed transfer of any ROFR Shares by the Proposed ROFR Seller, shall again be subject to the right of first refusal of the ROFR Holders and the co-sale right of the Co-Sale Right Holders and shall require compliance by the Proposed ROFR Seller with the procedures described in Articles 68 to 74.

(e)	The co-sale right under this Article 74 shall not apply to the Share Charges or to any action taken by the Chargee pursuant to an Enforcement thereof.

PROHIBITED TRANSFERS

75.

Subject to Article 78, none of the Founder Holding Companies shall sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions, directly or indirectly any Ordinary Shares held by it to any Person on or prior to a Qualified IPO. Any attempt by the Founder Holding Companies to transfer Ordinary Shares in violation of these Articles 75 and 76 shall be void, and the Company will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares. Notwithstanding the foregoing, this Article 75 shall not apply to the Share Charges or to any action taken by the Chargee pursuant to an Enforcement thereof.

76.

The Founders and the Founder Holding Companies agree that the restrictions with regard to the transfer of the Founder Holding Companies’ shares in the Company as described under these Articles 75 and 76 shall apply equally to transfer of the shares of the Founder Holding Companies, as if each of the provisions under these Articles 75 and 76 has been repeated with regard to transfer of the shares of the Founder Holding Companies, except that the reference to the shares in the Company has been revised to refer to the shares in the Founder Holding Companies, as applicable, so that the result of such restrictions on the indirect transfer of the shares in the Company by transferring the shares in the Founder Holding Companies is the same as if the Founder Holding Companies directly transfer the relevant shares in the Company.

77.	[Reserved]

FOUNDER TRANSFERS

78.

Notwithstanding anything to the contrary, the Founders or the Founder Holding Companies may sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions, directly or indirectly no more than five percent (5%) of the outstanding Shares accumulatively to any party so long as the Founders collectively control or beneficially own more than fifty percent (50%) of the outstanding Shares following such transfer, and Articles 68 to 76 shall not apply to such transfer.

TERMINATION OF RIGHTS AND RESTRICTIONS

79.

The rights and covenants set forth in Articles 67 to 78 shall terminate and be of no further force or effect (i) immediately before the consummation of the Qualified IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event and completion of the payment of the Series A Liquidation Amount and the remaining assets distribution as provided in Article 20, whichever event occurs first.

DRAG-ALONG OBLIGATION

80.

If, at any time prior to a Qualified IPO, any Investor (the “Drag-Along Seller”) secures an irrevocable offer to acquire all share capital or assets of the Company (a “Drag-Along Sale”) with a valuation of the Company of more than US$600,000,000, with any Person (such Person, a “Drag-Along Purchaser”) upon such terms and conditions as agreed to with the Drag-Along Seller, and such Drag-Along Sale is agreed by a majority vote of the other Investors and a majority vote of the Founders, each other Investor (an “Other Investor”) agrees, at the request of the Drag-Along Seller, to participate in such Drag-Along Sale as set forth in Articles 80 to 86.

81.

If the Drag-Along Sale is structured as a sale of Shares, each Other Investor shall sell to the Drag-Along Purchaser all Shares then held by such Other Investor on the same terms and conditions as are applicable to the Drag-Along Seller, including the same per-share consideration with respect to a specific class of Shares, and shall execute the necessary transfer forms in favor of the Drag-Along Purchaser; provided that the proceeds from such sale of any Round C Investors shall not be less than the higher of (i) the Series A Liquidation Amount or (ii) the purchase price as stated in the offer of the Drag-Along Purchaser pro rata based on the number of Ordinary Shares held by such Round C Investors (on an as-converted basis); provided, further, that except with respect to any liability incurred by such Other Investor individually, such Other Investor shall not be liable to a Drag-Along Purchaser for an amount greater than the proceeds from such sale.

82.

If the Drag-Along Sale is structured as a merger, amalgamation or scheme of arrangement of the Company or other transaction that requires the approval of the Investors, each Investor shall vote its respective Shares (or execute and deliver any written consents in lieu thereof) in favor of any Drag-Along Sale and all actions deemed reasonably necessary by the Drag-Along Seller in connection with the Drag-Along Sale, and against any action or proposal that may prevent, hinder or impede the consummation of the Drag-Along Sale.

83.

The Drag-Along Seller shall provide written notice of a proposed Drag-Along Sale to the Other Investors (a “Drag-Along Sale Notice”) not later than ten (10) days prior to such proposed Drag-Along Sale. The Drag-Along Sale Notice shall identify the Drag-Along Purchaser, the per-Ordinary Share consideration for which a transfer is proposed to be made (the “Drag-Along Sale Price”) and all other material terms and conditions of the Drag-Along Sale. Each Other Investor shall be required to participate in the Drag-Along Sale on the terms and conditions set forth in the Drag-Along Sale Notice and to tender its Shares. The price and form of consideration payable in such transfer shall be the Drag-Along Sale Price.

84.

The Drag-Along Seller shall have a period of one hundred and eighty (180) days from the date of receipt of the Drag-Along Sale Notice to enter into a definitive agreement providing for the Drag-Along Sale on the terms and conditions set forth in such Drag-Along Sale Notice, which Drag-Along Sale shall be promptly consummated, subject to fulfilling any closing conditions and obtaining any required regulatory approvals. If the Drag-Along Seller has not entered into a definitive agreement providing for the Drag-Along Sale within such 180-day period and the Drag-Along Seller proposes to effect a Drag-Along Sale after such 180-day period, the Drag-Along Seller shall again comply with the procedures set forth in this Article 84.

85.

In connection with a Drag-Along Sale, each Other Investor shall (i) make such representations, warranties and covenants and enter into such definitive agreements as are customary for transactions of the nature of the Drag-Along Sale, (ii) benefit from and be subject to all of the same provisions of the definitive agreements as are applicable to the Drag-Along Seller, (iii) be required to bear its proportionate share of any escrows, holdbacks or adjustments in respect of the purchase price or indemnification obligations; provided that an Other Investor shall only be obligated to indemnify any other Person in connection with such Drag-Along Sale severally; provided, further, that no Other Shareholder shall be obligated to indemnify any other Shareholder for any breach or misrepresentation by such other Shareholder with respect to title in such other Shareholder’s equity securities, (iv) be required to bear its proportionate share of the costs and expenses incurred by the Company and the Investors in connection with the proposed transaction (whether or not consummated), including all attorney’s fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions (including, if requested by the Drag-Along Seller, an investment banking firm selected by the Drag-Along Seller and engaged, on customary terms (including customary indemnification from the Company)), to the extent not paid by the Company, and (v) to the extent permitted by applicable Law, not exercise any dissenters’ or appraisal rights to which they may be entitled in connection with a Drag-Along Sale.

86.

The covenants set forth in Article 80 to Article 85 shall terminate and be of no further force or effect (i) immediately before the consummation of the Qualified IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event and completion of the payment of the Series A Liquidation Amount and the remaining assets distribution as provided in Article 20, whichever event occurs first.

GENERAL MEETINGS

87.	The Directors may, from time to time as they determine, convene a general meeting of the Company.

88.

The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any or no reason at any time prior to the time for holding such meeting or, if the meeting is adjourned, the time for holding such adjourned meeting. The Directors shall give Shareholders, notice of any cancellation or postponement. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

89.

General meetings shall also be convened on the requisition in writing of any Shareholder or Shareholders entitled to attend and vote at general meetings of the Company holding at least ten percent (10%) of the vote on an as-converted basis and the Preferred Majority deposited at the Office specifying the objects of the meeting by notice given no later than twenty one (21) days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not convene such meeting for a date not later than forty five (45) days after the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by the Company.

90.

If at any time there are no Directors, any two Shareholders (including the Preferred Majority) (or if there is only one Shareholder then that Shareholder) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors.

NOTICE OF GENERAL MEETINGS

91.

At least seven (7) clear days’ notice in writing counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and the general nature of the business, shall be given in the manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such Persons as are, under these Articles, entitled to receive such notices from the Company, but with the consent of all the Shareholders entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Shareholders may think fit.

92.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

93.

All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, any report of the Directors or of the Company’s auditors, and the fixing of the remuneration of the Company’s auditors. No special business shall be transacted at any general meeting without the consent of all Shareholders entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

94.

No business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, the Shareholders holding at least a majority of the paid-up voting share capital of the Company on an as-converted basis (which shall include the Preferred Majority), present in person or by proxy and entitled to vote at that meeting, shall form a quorum.

95.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Shareholder or Shareholders present and entitled to vote shall form a quorum.

96.

If the Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, participation in any general meeting of the Company may be by means of a telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

97.	The chairman, if any, of the Directors shall preside as chairman at every general meeting of the Company.

98.

If there is no such chairman, or if at any general meeting he is not present within fifteen minutes after the time appointed for holding the meeting, or is unwilling to act as chairman, any Director or Person nominated by the Directors shall preside as chairman, failing which the Shareholders present in person or by proxy shall choose any Person present to be chairman of that meeting.

99.	The chairman may adjourn a meeting from time to time and from place to place either:

(a)	with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting); or

(b)	without the consent of such meeting if, in his sole opinion, he considers it necessary to do so to:

(i)	secure the orderly conduct or proceedings of the meeting; or

(ii)	give all persons present in person or by proxy and having the right to speak and/or vote at such meeting, the ability to do so,

but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen (14) days or more, notice of the adjourned meeting shall be given in the manner provided for the original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

100.	At any general meeting a resolution put to the vote of the meeting shall be decided on a poll and not on a show of hands.

VOTES OF SHAREHOLDERS

101.

Subject to any rights and restrictions for the time being attached to any Share and any special voting rights as provided in Articles 13 and 18, on a poll every Shareholder present in person and every Person representing a Shareholder by proxy shall, at a general meeting of the Company, have such number of votes for each Share in that Class of which he or the Person represented by proxy is the holder.

102.

In the case of joint holders, the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

103.

A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote in respect of Shares carrying the right to vote held by him, by his committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person may vote in respect of such Shares by proxy.

104.

No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by him in respect of Shares carrying the right to vote held by him have been paid.

105.	Votes may be given either personally or by proxy.

106.

The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an Officer or attorney duly authorised. A proxy need not be a Shareholder.

107.	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

108.

The instrument appointing a proxy shall be deposited at the Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or, if the meeting is adjourned, the time for holding such adjourned meeting.

109.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

110.

A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

111.

Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder or Director.

DIRECTORS

112.	The Company may by Ordinary Resolution appoint any Person to be a Director.

113.	There shall be a Board of Directors consisting of not more than six persons. Upon the Initial Closing, the Board of Directors shall consist of the following members:

(a)	the Chief Executive Officer of the Company;

(b)	the Chief Operating Officer of the Company;

(c)	one Director appointed by the Chief Executive Officer of the Company;

(d)	one Round A Director;

(e)	one Round B Director; and

(f)	one Preferred Share Director.

114.

Only the Person who had the power to designate a Director pursuant to Article 113 shall have the power to remove such Director. The Company shall take such action as is necessary to call a meeting of the Shareholders (or effect a written consent in lieu thereof) for the purpose of effecting any such removal, and at such meeting each Shareholder shall vote all Shares owned by it to effect such removal. In the event that any Director is removed or shall have resigned or become unable to serve, the Person who had the power to designate such Director pursuant to Article 113 shall have the power to designate a person reasonably qualified to serve on the Board of Directors to fill such vacancy, whereupon each Shareholder shall vote all Shares owned by it to effect such appointment. Except as provided above, no Person shall vote in favor of, or otherwise take any actions in respect of, the removal of any Director who shall have been designated or nominated pursuant to Article 113.

115.	The Board of Directors shall have a chairman, and such chairman shall be the Chief Executive Officer of the Company.

116.	Subject to these Articles, a Director shall hold office until such time as he is removed from office pursuant to Article 142.

117.

The Company may by Ordinary Resolution from time to time fix the maximum and minimum number of Directors to be appointed but unless such numbers are fixed as aforesaid the minimum number of Directors shall be one and the maximum number of Directors shall be six.

118.	The remuneration of the Directors may be determined by the Directors or by Ordinary Resolution.

119.	There shall be no shareholding qualification for Directors unless determined otherwise by Ordinary Resolution.

120.

The Directors shall have power at any time and from time to time to appoint any Person to be a Director, either as a result of a casual vacancy or as an additional Director, subject to the maximum number as set out in these Articles.

121.

Any vacancy on the Board of Directors occurring because of the death, resignation or removal of a Director shall be filled by the vote or written consent of the same Shareholder or Shareholders who appointed such Director.

ALTERNATE DIRECTOR

122.

Any Director may in writing appoint another Person to be his alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be authorised to sign such written resolutions where they have been signed by the appointing Director, and to act in such Director’s place at any meeting of the Directors. Every such alternate shall be entitled to attend and vote at meetings of the Directors as the alternate of the Director appointing him and where he is a Director to have a separate vote in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall not be an Officer solely as a result of his appointment as an alternate other than in respect of such times as the alternate acts as a Director. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

POWERS AND DUTIES OF DIRECTORS

123.

Subject to the Companies Law, these Articles and to any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

124.

The Directors may from time to time appoint any Person, whether or not a Director, to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, the office of president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any Person so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases for any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

125.

The Directors may appoint any Person to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they may determine from time to time. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution.

126.

The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

127.

The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in him.

128.

The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

129.

The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any Person to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such Person.

130.

The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any Person so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

131.	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

132.

The Directors may agree with a Shareholder to waive or modify the terms applicable to such Shareholder’s subscription for Shares without obtaining the consent of any other Shareholder; provided that such waiver or modification does not amount to a variation or abrogation of the rights attaching to the Shares of such other Shareholders.

PROTECTIVE PROVISIONS

133.

For so long as any Series A Preferred Share remains outstanding, the Company shall not, and each of the Ordinary Shareholders shall procure the Group Companies not to, directly or indirectly, and whether by amendment of these Articles or the Memorandum of Association, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, and whether in a single transaction or a series of related transactions, take any of the actions listed in this Article 133 without the prior written consent of the approval of the Preferred Majority provided that where any of the actions listed below requires the approvals of the Shareholders in accordance with the Companies Law, and if the Shareholders voted in favour of such act but any Preferred Majority disapproved such act, then the Preferred Majority shall, in such vote, have such number of votes as equal to the aggregate votes of the Shareholders who voted in favour of such act plus one:

(a)	any change in any of the rights, preferences, privileges or priority of the holders of the Series A Preferred Shares;

(b)	authorization, creation or issuance of any class or series of Shares having any right, preference or priority superior to or on a parity with the Series A Preferred Shares;

(c)	repurchase or redemption of Shares (other than pursuant to the Employee Share Option Plan);

(d)	amendment of any Group Company’s memorandum and Articles of Association;

(e)	merger or consolidation of any Group Company;

(f)	liquidation or dissolution of any Group Company or any of its material subsidiaries, as well as any Deemed Liquidation Event;

(g)	any increase or decrease to the capital of any of the Group Companies;

(h)	any change to the name of the Company; and

(i)	the sale, pledge, or other disposition of all or substantially all of the Group Companies’ assets or the purchase of all or substantially all of the assets of another entity.

134.

The Company and the Board of Directors shall not, and each of the Ordinary Shareholders shall procure the Company and the Board of Directors not to, directly or indirectly, and whether by amendment of these Articles or the Memorandum of Association, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, and whether in a single transaction or a series of related transactions, take any of the actions listed in this Article 134 without the prior written approval of a majority of the Board of Directors, including the affirmative vote of at least two Investor Directors:

(a)	the declaration or payment of a dividend on any shares/equity of the Group Companies;

(b)	the adoption or amendment of any employee share award plan, including the amendment of the Employee Share Option Plan;

(c)

any material transaction between any Group Company and any of its shareholders, directors, officers, employees or other insiders and any of their family members or affiliates other than on an arm’s-length basis and upon full disclosure to Shareholders, including the Investors;

(d)	the appointment or removal of the Chief Executive Officer of the Company;

(e)	any incurrence of debt by the Group Company other than trade debts not exceeding US$10,000,000 in aggregate;

(f)	adoption of the annual Budget;

(g)	the appointment or change of the auditors of the Company;

(h)	the license or transfer of any patents, copyrights, trademarks or other intellectual property rights outside the Company’s normal business operations;

(i)	the termination or substantial change of the Company’s main business, or the involvement in any new business that is significantly different from the current main business;

(j)	the settlement of any material legal action with a value in excess of RMB 10 million;

(k)	any initial public offering plan other than a Qualified IPO;

(l)	any increase or decrease to the capital of any of the Group Companies;

(m)	any pledge on material assets of any of the Group Companies;

(n)

any change to the number of Directors on the Board of Directors, any change to the rules governing election to the Board of Directors and any change to the term of service of members of the Board of Directors;

(o)	any change to the name of the Company;

(p)	any change to the control documents between any Group Companies and its variable interest entities and entering into any additional control documents by any Group Company;

(q)	any change to the voting rights of any shares of the Company;

(r)	the establishment or cessation of any material business lines carried on by the Company; and

(s)

any issuance to any Person of any equity securities of the Company, or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of the Company, except for any issuance pursuant to (x) the Series A Share Purchase Agreement (as defined in the Investors Rights Agreement) or Round A and B Share Subscription Agreement (as defined in the Investors Rights Agreement), (y) the Employee Share Option Plan, or (z) the initial public offering.

135.

Subject to the rights of the Founders set out in Article 78 and save and except for in respect of the Share Charges, none of the Shareholders shall pledge any of the Shares held by them from time to time without the prior written approval of a two-third majority of the Board of Directors.

136.

The Company shall obtain, upon the completion of a Qualified IPO, from financially sound and reputable insurers, directors and officers liability insurance in an amount and on terms and conditions satisfactory to the Board of Directors, and will use commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board of Directors (including the affirmative votes by at least two Investor Directors) determines that such insurance should be discontinued.

137.

The rights and covenants set forth in Articles 113, 114, 133 to 135 and 143 shall terminate and be of no further force or effect (i) immediately before the consummation of a Qualified IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event and completion of the payment of the Series A Liquidation Amount and the remaining assets distribution as provided in Article 20, whichever event occurs first.

BORROWING POWERS OF DIRECTORS

138.

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, or to otherwise provide for a security interest to be taken in such undertaking, property or uncalled capital, and to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

THE SEAL

139.

The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose, and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

140.

The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after, may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

141.

Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

DISQUALIFICATION OF DIRECTORS

142.	The office of Director shall be vacated, if the Director:

(a)	becomes bankrupt or makes any arrangement or composition with his creditors;

(b)	dies or is found to be or becomes of unsound mind;

(c)	resigns his office by notice in writing to the Company;

(d)	becomes unable to serve;

(e)	is removed from office by Ordinary Resolution in accordance with Article 114;

(f)

in case of nomination by Shareholder, is removed from office by the Shareholder which originally nominate such Director, or the Shareholder(s) originally entitled to nominate such Director pursuant to these Articles is no longer so entitled to nominate such Director; or

(g)

in the case of a nomination by the Chief Executive Officer of the Company, is removed from office by the Chief Executive Officer which originally nominated such Director, or the Chief Executive Officer originally entitled to nominate such Director pursuant to these Articles is no longer so entitled to nominate such Director.

PROCEEDINGS OF DIRECTORS

143.

The Directors may meet together (either within or outside the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. On all actions to be taken and matters to be decided by the Board of Directors, each Director shall be entitled to cast one (1) vote, and subject to Article 134, the affirmative vote of the Directors having a majority of the total voting power represented at a meeting at which a quorum is present shall constitute an act of the Board of Directors. In case of an equality of votes, the chairman, if any, or in the absence of the chairman, a Director designated by the Board of Directors to preside at a meeting of the Board of Directors shall have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

144.

A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

145.

At all meetings of the Board of Directors a majority of the number of the Directors elected in accordance with Article 113 (including at least two of the Investor Directors) shall be necessary and sufficient to form a quorum. A Director represented by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of a majority of the number of the Directors elected in accordance with Article 113, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Directors present and entitled to vote shall form a quorum.

146.

A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is to be regarded as interested in any contract or other arrangement which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

147.

A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Directors whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

148.

Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

149.	The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)	all appointments of Officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

150.

When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

151.

A resolution in writing signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of his appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be. When signed, a resolution may consist of several documents each signed by one or more of the Directors or his duly appointed alternate.

152.

The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

153.

The Directors may elect a chairman of their meetings and determine the period for which he is to hold office but if no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

154.

Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chairman of the meeting.

155.

A committee appointed by the Directors may meet and adjourn as it so determines. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes, the chairman shall have a second or casting vote.

156.

All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

DIVIDENDS

157.

Articles 158 to 165 inclusive are subject to any rights and restrictions for the time being attached to any Shares, or as otherwise provided for in the Companies Law and other parts of these Articles (including among others Articles 14, 19 and 134(a)).

158.

The Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

159.	The Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

160.

The Directors may determine, before recommending or declaring any dividend, to set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves, which shall be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may, at the determination of the Directors, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

161.

Any dividend may be paid in any manner as the Directors may determine. If paid by cheque it will be sent through the post to the registered address of the Shareholder or Person entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such Person and such address as the Shareholder or Person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the Person to whom it is sent or to the order of such other Person as the Shareholder or Person entitled, or such joint holders as the case may be, may direct.

162.

The Directors, when paying dividends to the Shareholders in accordance with the foregoing provisions of these Articles, may make such payment either in cash or in specie and may determine the extent to which amounts may be withheld therefrom (including, without limitation, any taxes, fees, expenses or other liabilities for which a Shareholder (or the Company, as a result of any action or inaction of the Shareholder) is liable).

163.

All dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares, dividends may be declared and paid according to the par value of the Shares.

164.	If several Persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

165.	No dividend shall bear interest against the Company.

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION

166.	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

167.	The books of account shall be kept at the Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

168.

The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by Ordinary Resolution.

169.

The accounts relating to the Company’s affairs shall only be audited if the Directors so determine, in which case the financial year end and the accounting principles will be determined by the Directors.

170.

The Directors in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Law and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

CAPITALISATION OF RESERVES

171.	Subject to the Companies Law and these Articles, the Directors may:

(a)

resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)

appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)	paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

(c)

make any arrangements they determine are necessary to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions, the Directors may deal with the fractions as they think fit;

(d)	authorise a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:

(i)	the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation; or

(ii)

the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares;

and any such agreement made under this authority being effective and binding on all those Shareholders; and

(e)	generally do all acts and things required to give effect to any of the actions contemplated by this Article.

SHARE PREMIUM ACCOUNT

172.

The Directors shall in accordance with the Companies Law establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

173.

There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the determination of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Law, out of capital.

NOTICES

174.

Any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it airmail or air courier service in a prepaid letter addressed to such Shareholder at his address as appearing in the Register, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

175.

Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

176.	Any notice or other document, if served by:

(a)	post, shall be deemed to have been served five (5) clear days after the time when the letter containing the same is posted;

(b)

facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)	recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or

(d)	electronic mail, shall be deemed to have been served immediately upon the time of the transmission by electronic mail.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

177.

Any notice or document delivered or sent in accordance with the terms of these Articles shall, notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with, or as claiming through or under, him) in the Share.

178.	Notice of every general meeting of the Company shall be given to:

(a)	all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)	every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.

INDEMNITY

179.

Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other Officer (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

180.	No Indemnified Person shall be liable:

(a)	for the acts, receipts, neglects, defaults or omissions of any other Director or Officer or agent of the Company; or

(b)	for any loss on account of defect of title to any property of the Company; or

(c)	on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)	for any loss incurred through any bank, broker or other similar Person; or

(e)	for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)

for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto, unless the same shall happen through such Indemnified Person’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction.

NON-RECOGNITION OF TRUSTS

181.

Subject to the proviso hereto, no Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Companies Law requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors.

WINDING UP

182.	If the Company shall be wound up, the liquidator shall apply the assets of the Company in such manner and order as he thinks fit in satisfaction of creditors’ claims.

183.

If the Company shall be wound up, the liquidator may, with the sanction of an Ordinary Resolution divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different Classes. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, as the like sanction shall think fit, but so that no Shareholder shall be compelled to accept any assets whereon there is any liability.

184.	Subject to any rights and restrictions for the time being attributed to any Class, the assets available for distribution among the Shareholders shall then be applied in the following priority:

(a)	first, in the payment to the holders of Ordinary Shares and Series A Preferred Shares, pari passu, of a sum equal to the par value of the Ordinary Shares or Series A Preferred Shares held by them;

(b)	second, in the payment to holders of Series A Preferred Shares on a pro-rata basis as set out in Article 20(a)(i);

(c)	third, in the payment to holders of Class A-2 Ordinary Shares on a pro-rata basis as set out in Article 20(a)(ii);

(d)	forth, in the payment to holders of Class A-1 Ordinary Shares on a pro-rata basis as set out in Article 20(a)(iii); and

(e)	last, in the payment of any balance to holders of Shares on a pro-rata basis as set out in Article 20(a)(iv).

AMENDMENT OF ARTICLES OF ASSOCIATION

185.	Subject to the Companies Law and the rights attaching to the various Classes, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

CLOSING OF REGISTER OR FIXING RECORD DATE

186.

For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case forty (40) days. If the Register shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders the Register shall be so closed for at least ten (10) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

187.

In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend, the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

188.

If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION

189.

The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

MERGERS AND CONSOLIDATION

190.	The Company may merge or consolidate in accordance with the Companies Law.

191.	To the extent required by the Companies Law, the Company may by Special Resolution resolve to merge or consolidate the Company.

DISCLOSURE

192.

The Directors, or any authorised service providers (including the Officers, the Secretary and the registered office agent of the Company), shall be entitled to disclose to any regulatory or judicial authority, or to any stock exchange on which the Shares may from time to time be listed, any information regarding the affairs of the Company including, without limitation, information contained in the Register and books of the Company.